UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2005

Health Grades, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22019	62-1623449

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 716-0041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 1, 2005, Health Grades, Inc. (“Health Grades”) entered into a Development and Services Agreement (the “Agreement”), dated as of June 30, 2005, with Hewitt Associates LLC (“Hewitt”). Under the Agreement, Health Grades will develop and host applications that will enable Hewitt’s clients to make available to their employees and other participants enhanced Health Grades healthcare quality information as well as other information regarding providers in a particular health plan’s network. Such information will include Health Grades hospital and physician quality information along with health plan supplied data. The Health Grades physician quality information database currently contains over 400,000 primary source-verified physicians. Health Grades intends to expand this primary source-verified database on an ongoing basis. Additionally, Hewitt’s clients will have access to Health Grades quality ratings on more than 5,000 hospitals nationwide with respect to more than 100 procedures and diagnoses. In 2005, Health Grades will earn $400,000 for an initial pilot of these services, described below, if successful. In addition, based upon Health Grades’ current expectations regarding Hewitt client participants that will utilize its applications, Health Grades’ expanded relationship with Hewitt is expected to generate revenue of over $4 million in 2006 (including over $3.5 million pursuant to the Agreement). For 2007 and subsequent years covered by the Agreement, total revenue related to the Agreement is anticipated to be in excess of $6 million annually.

The Agreement provides that, during an initial evaluation period that ends on December 31, 2005, Health Grades will provide pilot services to one Hewitt client. At the end of the evaluation period, Hewitt will determine whether Health Grades was successful in providing the pilot services. In addition, during the evaluation period, Hewitt will evaluate Health Grades’ capacity to collect, process, integrate, deploy, maintain and update provider-specific data received from health plans that will enable a Hewitt client participant to determine the identity of providers in a health plan’s network. If Hewitt determines that the pilot services were not successful or otherwise do not warrant continuation of the Agreement, or if Hewitt determines that Health Grades is not capable of providing the services relating to provider-specific data on an ongoing basis, Hewitt may terminate the Agreement, or, in connection with services relating to provider-specific data, continue the agreement subject to fee reductions.

If Hewitt’s evaluations are favorable, Hewitt will pay to Health Grades, beginning in February 2006, a fee based upon the total number of Hewitt clients’ participants with access to the Health Grades websites, and the type of services to which the participants have access, in accordance with a fee schedule attached to the Agreement, subject to minimum payments of $3,000,000 per annum in 2007, 2008 and 2009.

The agreement contains “most favored nation” provisions under which the fees payable to Hewitt are subject to reduction if Health Grades offers similar services to another customer at a materially lower price. The Agreement also contains provisions designed to ensure that Hewitt is obtaining pricing and levels of service that are competitive with market rates, prices and service levels given the nature, volume and specific type of services provided by Health Grades. The Agreement provides for fee negotiation in the event specified competitive criteria are not met, and Hewitt may terminate the Agreement if an adjustment is not agreed upon. Given the nature of its service offering under the Agreement, HealthGrades does not anticipate that this provision will be triggered.

The Agreement also provides that Health Grades will not, prior to the earlier of August 31, 2007 or the termination of the Agreement due to certain specified events, develop, market, sell or license to any third party a service or search tool that contains substantially the same functionality as the search tool and websites provided under the Agreement. However, Health Grades generally will not be precluded from continuing to provide services and products (including upgrades to such services and products) that it provided to its general customer base on the date of the Agreement so long as Hewitt proprietary rights and other materials or are not used in connection with the services or products. Due to the anticipated magnitude of the Agreement, Health Grades does not view this limitation as materially adversely affecting its business prospects.

The Agreement also contains mutual royalty-free, non-exclusive, licenses of certain data, information and materials owned by or licensed by third-parties to Health Grades and Hewitt. In addition, the parties agreed to certain confidentiality provisions, and Health Grades agreed to certain data security and non-solicitation requirements relating to Hewitt clients.

The Agreement will continue until December 31, 2009, subject to automatic renewal for up to two consecutive one-year terms, unless either party provides 90 days’ notice of an intent not to renew. The contract is subject to earlier termination as described above. In addition, Hewitt will have the right to terminate the Agreement under other circumstances, including a “Change of Control” of Health Grades (as defined in the Agreement) and if schedules relating to (1) the services to be provided by Health Grades, (2) specifications for the Health Grades hosted websites and the provider search tool to be integrated into the websites and (3) assessment criteria to be utilized by Hewitt with respect to the evaluation period are not agreed to by August 15, 2005.

This report contains forward looking statements that address, among other things, expected Hewitt-related revenues, including revenues related to the Agreement; the likelihood that the provision of the Agreement designed to ensure that Hewitt is obtaining pricing and levels of service that are market competitive will be triggered; the affect on Health Grades’ business of provisions limiting Health Grades’ ability to develop, market, sell or license to any third party a service or search tool that contains substantially the same functionality as the search tool and websites provided under the Agreement; and expansion of primary source-verified material. Actual results could differ materially from those described in the forward looking statements due to, among other things, unfavorable evaluations by Hewitt during or at the end of the evaluation period; termination of the Agreement by Hewitt; the determination of an unexpected number of Hewitt clients to use only limited services to be provided by Health Grades under the Agreement; unanticipated difficulties in obtaining provider-specific data from health plans; competitive prior development efforts of which Health Grades is unaware; the development of competitive services, including as a result of the commitment of significant resources by one or more competitors; unanticipated difficulties in obtaining primary source verified data relating to physicians; and other factors described in Health Grades’ filings under the Securities Exchange Act, including, without limitation, the factors addressed under the caption, “Risk Factors” in Item 1 of Health Grades’ annual report on Form 10-K for the year ended December 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC. (Registrant)
By:	/s/ ALLEN DODGE
Allen Dodge
Senior Vice President -- Finance and Chief Financial Officer

Dated: July 7, 2005

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